Exhibit 99.1
Travelport
— Second Quarter 2010 Results —
First half financial performance in line with management’s expectations
Key product roll-outs: new version of Travelport e-Pricing and Travelport Universal Desktop

NEW YORK, NY, August 5, 2010 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announced its financial results for the second quarter ended June 30, 2010.
Second Quarter 2010 Summary:
•	Net Revenue of $598 million, a 1% increase over second quarter 2009

•	Operating Income of $95 million, a 17% decrease over second quarter 2009

•	Adjusted EBITDA of $176 million, a 2% decrease over second quarter 2009
First Half 2010 Summary:
•	Net Revenue of $1,179 million, a 3% increase over first half 2009

•	Operating Income of $155 million, a 10% decrease over first half 2009

•	Adjusted EBITDA of $315 million, remaining flat as compared with first half 2009

•	Cash generated by operations of $204 million, a 52% increase over first half 2009
Product Highlights

•	New Travelport e-Pricing R4 version rolled-out with faster search, lower fares, and larger result sets

•	Travelport Universal Desktop delivered to leading client — commercial roll-out continues through H2

•	Volumes up 88% H1 for corporate booking tool, Travelport Traversa
Commenting on developments, Jeff Clarke, CEO and president of Travelport, said:
“Travelport’s first half performance was in line with management’s expectations. I’m particularly pleased with the Company’s strong cash flow growth during the period.
“During the quarter, our GDS business increased its year-on-year segment volumes by 5% due to the rebound in corporate travel and strong growth in the Asia Pacific region. We advanced a number of key product developments, including the roll-out of a new version of Travelport e-Pricing and Travelport Universal Desktop. We are also completing the migration of two major GDS contracts, with Thomas Cook, in the UK, and Carlson Wagonlit, in India, and we have further enhanced our geographic footprint through a strategic partnership with Sirena-Travel, Russia’s leading domestic GDS.
“GTA had a terrific quarter with 20% growth in room nights and 24% growth in Segment Adjusted EBITDA on a constant currency basis.”
Travelport Consolidated
($ in millions)

	Q2 2010	Q2 2009	Change	% Change
Net Revenue	$598	$592	$6	1%
Operating Income	$95	$115	$(20)	(17)%
Adjusted EBITDA	$176	$179	$(3)	(2)%

	H1 2010	H1 2009	Change	% Change
Net Revenue	$1,179	$1,145	$34	3%
Operating Income	$155	$172	$(17)	(10)%
Adjusted EBITDA	$315	$315	—	—
Q2 2010: Travelport’s Net Revenue of $598 million and Operating Income of $95 million for the second quarter of 2010 represented a 1% increase and a 17% decrease, respectively, compared to the corresponding period in the prior year. The reduction in Operating Income is primarily due to a $15 million unfavorable movement in the fair value of foreign exchange derivatives and a non-recurring $5 million gain on asset sales in 2009. Travelport achieved Adjusted EBITDA of $176 million for the three months ended June 30, 2010, representing a decrease of 2% compared to the prior year.
H1 2010: Travelport’s Net Revenue of $1,179 million and Operating Income of $155 million for the first half of 2010 represented a 3% increase and a 10% decrease, respectively, compared to the corresponding period in the prior year. The reduction in Operating Income is primarily a result of a $17 million unfavorable movement in the fair value of foreign exchange derivatives. In addition, during the first half of 2010, we incurred approximately $15 million of incremental corporate transaction costs, which were offset by realized cost savings. Travelport achieved Adjusted EBITDA of $315 million for the first half of 2010, remaining flat compared to the prior year.

Financial Highlights Second Quarter and First Half 2010
Global Distribution Systems (GDS)
Travelport’s main business is its global distribution system (GDS), which includes the Worldspan and Galileo brands and also the Company’s Airline IT Solutions business, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
($ in millions)

	Q2 2010	Q2 2009	Change	% Change
Net Revenue	$520	$515	$5	1%
Segment EBITDA	$160	$167	$(7)	(4)%
Segment Adjusted EBITDA	$164	$173	$(9)	(5)%

	H1 2010	H1 2009	Change	% Change
Net Revenue	$1,056	$1,026	$30	3%
Segment EBITDA	$311	$319	$(8)	(3)%
Segment Adjusted EBITDA	$317	$334	$(17)	(5)%
Q2 2010: Net Revenue and Segment EBITDA for the GDS business were $520 million and $160 million, respectively, for the second quarter of 2010, representing a 1% increase in Net Revenue and a decrease of 4% in Segment EBITDA compared to the second quarter of 2009. Segment Adjusted EBITDA for the GDS business was $164 million for the second quarter of 2010, a 5% reduction as compared to the second quarter of 2009. Increased Net Revenue resulted from a 5% increase in segments as compared to the second quarter of 2009 and an 11% decrease in Airline IT Solutions revenue associated with the merger of Delta and Northwest. Excluding a one-time $8 million gain realized in 2009 from a commercial legal settlement, our second quarter 2010 operating costs were $7 million lower, due primarily to a reduction in wages and benefits as a result of effective cost management.
H1 2010: Net Revenue and Segment EBITDA for the GDS business were $1,056 million and $311 million, respectively, for the first half of 2010, representing a 3% increase in Net Revenue and a decrease of 3% in Segment EBITDA compared to the first half of 2009. Segment Adjusted EBITDA for the GDS business was $317 million for the first half of 2010, a 5% reduction as compared to the first half of 2009. Increased Net Revenue resulted from a 5% increase in segments as compared to the first half of 2009, a 1% increase in average revenue per segment and a 10% decrease in Airline IT Solutions revenue associated with the merger of Delta and Northwest.

Gullivers Travel Associates (GTA)
GTA is a leading global, multi-channel provider of hotel and ground services.
($ in millions)

	Q2 2010	Q2 2009	Change	% Change
Net Revenue	$78	$77	$1	1%
Segment EBITDA	$23	$21	$2	15%
Segment Adjusted EBITDA	$23	$22	$1	3%

	H1 2010	H1 2009	Change	% Change
Net Revenue	$123	$119	$4	3%
Segment EBITDA	$21	$10	$11	124%
Segment Adjusted EBITDA	$20	$12	$8	69%

(Note: the percentages may not calculate due to rounding)
Q2 2010: Net Revenue and Segment EBITDA for the GTA business were $78 million and $23 million, respectively, for the second quarter of 2010. Segment Adjusted EBITDA for GTA in the second quarter of 2010 was $23 million, representing a $1 million improvement compared to the second quarter of 2009. Total Transaction Value (“TTV”) increased 18% in the quarter primarily due to a 20% growth in the number of room nights and unfavorable exchange rate movements. Net Revenue increased 1% in the quarter due to the increase in TTV, offset by lower margin on sales.
H1 2010: Net Revenue and Segment EBITDA for the GTA business were $123 million and $21 million, respectively, for the first half of 2010. Segment Adjusted EBITDA for GTA in the first half of 2010 was $20 million, representing an $8 million improvement compared to the first half of 2009. Total Transaction Value (“TTV”) increased 19% in the six months primarily due to a16% growth in the number of room nights and favorable exchange rate movements. Net Revenue increased 3% in the six months due to the increase in TTV, partially offset by lower margin on sales.
Corporate
For the second quarter of 2010, Travelport incurred adjusted corporate costs of $11 million, which was $5 million less than the second quarter of 2009.
For the first half of 2010, Travelport incurred adjusted corporate costs of $22 million, which was $9 million less than the first half of 2009.
Interest costs for the first half of 2010 were $9 million less than the first half of 2009 primarily due to lower interest rates and a lower debt balance.
During the six months ended June 30, 2010, Travelport generated $204 million in cash from operations, a $70 million increase over the same period in 2009. This increase is attributable to improvement in our trading volumes and working capital management. During the six months ended June 30, 2010, Travelport used $202 million for investment, including $50 million for common shares of Orbitz Worldwide and $136 million for continued investment and upgrades to our IT infrastructure including the deployment of the latest IBM technology.
Travelport’s net debt at June 30, 2010 was $3,350 million, which comprised debt of $3,517 million less $167 million in cash and cash equivalents.

Orbitz Worldwide
Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting. During the second quarter and first half of 2010, Travelport recorded $5 million and $2 million, respectively, in earnings from our investment in Orbitz Worldwide.
Conference Call/Webcast
The Company’s second quarter 2010 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EDT), and through a limited number of listen-only, dial-in conference lines. The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com. To access the call through a conference line dial: +44 (0)20 7136 6283, UK Toll; 0800 028 1243, UK Toll Free; +1 718 354 1387, USA Toll; 1866 935 4575, USA Toll Free, beginning at least 10 minutes prior to the scheduled start of the call. Please quote the confirmation code 2764131 or “Travelport”. A replay of the conference call will be available August 5, 2010 from 2:00 p.m. U.S. EDT, through August 18, 2010. To access the replay, dial: +44 (0)20 7111 1244, UK Toll/International Toll; +1 347 366 9565, USA Toll. Please quote the confirmation code 2764131 or “Travelport”.
About Travelport
Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.
Travelport is comprised of:
•	the global distribution system (GDS) business that includes the Worldspan and Galileo brands;

•	GTA, a leading global, multi-channel provider of hotel and ground services;

•	Airline IT Solutions, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company.
Travelport operates in 160 countries, reported 2009 revenues of $2.2 billion and has approximately 5,400 employees. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures, and Travelport management.
Investor Contact
Keith Russell, Head of Investor Relations, +44 77 7578 8659, or keith.russell@travelport.com

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our new universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our recent acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
(in $ millions)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net revenue	598	592	1,179	1,145

Costs and expenses
Cost of revenue	297	286	608	564
Selling, general and administrative	138	127	289	277
Restructuring charges	4	7	5	13
Depreciation and amortization	64	62	122	124
Other income	—	(5)	—	(5)

Total costs and expenses	503	477	1,024	973

Operating income	95	115	155	172
Interest expense, net	(63)	(72)	(129)	(138)
Gain on early extinguishment of debt	—	6	—	6

Income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	32	49	26	40
Provision for income taxes	(15)	(14)	(27)	(14)
Equity in earnings (losses) of investment in Orbitz Worldwide	5	5	2	(156)

Net income (loss)	22	40	1	(130)
Less: Net income attributable to non-controlling interest in subsidiaries	—	(1)	—	(2)

Net income (loss) attributable to the Company	22	39	1	(132)

TRAVELPORT LIMITED
SEGMENT EBITDA
(unaudited)
     The Company’s presentation of Segment EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(in $ millions)	2010	2009	2010	2009
GDS
Net revenue	520	515	1,056	1,026
Segment EBITDA	160	167	311	319
GTA
Net revenue	78	77	123	119
Segment EBITDA	23	21	21	10

Combined Totals
Net revenue	598	592	1,179	1,145
Segment EBITDA	183	188	332	329
Reconciling items:
Corporate and unallocated	(24)	(11)	(55)	(33)
Interest expense, net	(63)	(72)	(129)	(138)
Gain on early extinguishment of debt	—	6	—	6
Depreciation and amortization	(64)	(62)	(122)	(124)

Income from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	32	49	26	40

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in $ millions)	2010	2009
Assets
Current assets:
Cash and cash equivalents	167	217
Accounts receivable (net of allowances for doubtful accounts of $46 and $59)	400	346
Deferred income taxes	22	22
Other current assets	151	156

Total current assets	740	741
Property and equipment, net	548	452
Goodwill	1,251	1,285
Trademarks and tradenames	404	419
Other intangible assets, net	1,076	1,183
Investment in Orbitz Worldwide	116	60
Other non-current assets	204	206

Total assets	4,339	4,346

Liabilities and equity
Current liabilities:
Accounts payable	177	139
Accrued expenses and other current liabilities	949	765
Current portion of long-term debt	18	23

Total current liabilities	1,144	927
Long-term debt	3,499	3,640
Deferred income taxes	110	143
Other non-current liabilities	247	228

Total liabilities	5,000	4,938

Commitments and contingencies
Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,009	1,006
Accumulated deficit	(1,642)	(1,643)
Accumulated other comprehensive (loss) income	(43)	30

Total shareholders’ equity	(676)	(607)
Equity attributable to non-controlling interest in subsidiaries	15	15

Total equity	(661)	(592)

Total liabilities and equity	4,339	4,346

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
(in $ millions)	2010	2009
Operating activities
Net income (loss)	1	(130)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	122	124
Gain on sale of assets	—	(5)
Provision for bad debts	2	10
Equity-based compensation	3	3
Gain on early extinguishment of debt	—	(6)
Amortization of debt finance costs	8	8
Loss (gain) on interest rate derivative instruments	1	(3)
Loss (gain) on foreign exchange derivative instruments	2	(16)
Equity in (earnings) losses of investment in Orbitz Worldwide	(2)	156
FASA liability	(9)	(17)
Deferred income taxes	(2)	(5)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(81)	(33)
Other current assets	(4)	4
Accounts payable, accrued expenses and other current liabilities	177	54
Other	(14)	(10)

Net cash provided by operating activities	204	134

Investing activities
Property and equipment additions	(136)	(19)
Investment in Orbitz Worldwide	(50)	—
Business acquired	(16)	(1)
Loan to parent	(5)	—
Proceeds from sale of assets	—	5
Other	5	—

Net cash used in investing activities	(202)	(15)

Financing activities
Principal repayments	(112)	(277)
Proceeds from new borrowings	100	144
Payments on settlement of derivative contracts	(30)	—
Net share settlement for equity-based compensation	—	(7)
Debt finance costs	—	(3)
Distribution to a parent	—	(42)

Net cash used in financing activities	(42)	(185)

Effect of changes in exchange rates on cash and cash equivalents	(10)	4

Net decrease in cash and cash equivalents	(50)	(62)
Cash and cash equivalents at beginning of period	217	345

Cash and cash equivalents at end of period	167	283

Supplementary disclosures
Interest payments	111	131
Income tax payments, net	16	17

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)
Reconciliation of Adjusted EBITDA to Operating Income

	Three Months Ended June 30, 2010
			Reconciling
			Item:
			Corporate and
			Unallocated
	GDS	GTA	Costs	Total
Adjusted EBITDA	164	23	(11)	176
Less adjustments
Acquisitions and corporate transaction costs	3	(1)	4	6
Restructuring charges	—	1	3	4
Equity-based compensation	—	—	3	3
Unrealized losses on foreign exchange derivatives	—	—	2	2
Other	1	—	1	2

Total	4	—	13	17

EBITDA	160	23	(24)	159
Less:
Depreciation and amortization				(64)

Operating income				95

Reconciliation of Adjusted EBITDA to Operating Income

	Three Months Ended June 30, 2009
			Reconciling
			Item:
			Corporate and
			Unallocated
	GDS	GTA	Costs	Total
Adjusted EBITDA	173	22	(16)	179
Less adjustments
Sponsor monitoring fees	—	—	2	2
Acquisitions and corporate transaction costs	3	—	2	5
Restructuring charges	2	1	4	7
Equity based compensation	—	—	3	3
Unrealized (gains) on foreign exchange derivatives	—	—	(13)	(13)
Other	1	—	(9)	(8)

Total	6	1	(11)	(4)

EBITDA	167	21	(5)	183
Less:
Depreciation and amortization				(62)
Gain on early extinguishment of debt				(6)

Operating income				115

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)
Reconciliation of Adjusted EBITDA to Operating Income

	Six Months Ended June 30, 2010
			Reconciling
			Item:
			Corporate and
			Unallocated
	GDS	GTA	Costs	Total

Adjusted EBITDA	317	20	(22)	315
Less adjustments
Acquisitions and corporate transaction costs	4	(2)	22	24
Restructuring charges	—	1	4	5
Equity-based compensation	—	—	3	3
Unrealized losses on foreign exchange derivatives	—	—	4	4
Other	2	—	—	2

Total	6	(1)	33	38

EBITDA	311	21	(55)	277
Less:
Depreciation and amortization				(122)

Operating income				155

Reconciliation of Adjusted EBITDA to Operating Income

	Six Months Ended June 30, 2009
			Reconciling
			Item:
			Corporate and
			Unallocated
	GDS	GTA	Costs	Total

Adjusted EBITDA	334	12	(31)	315
Less adjustments
Sponsor monitoring fees	—	—	4	4
Acquisitions and corporate transaction costs	9	(1)	5	13
Restructuring charges	4	3	6	13
Equity-based compensation	—	—	3	3
Unrealized (gains) on foreign exchange derivatives	—	—	(13)	(13)
Other	2	—	(9)	(7)

Total	15	2	(4)	13

EBITDA	319	10	(27)	302
Less:
Depreciation and amortization				(124)
Gain on early extinguishment of debt				(6)

Operating income				172

TRAVELPORT LIMITED
NON-GAAP MEASURES (Continued)
(in $ millions and unaudited)

	Six Months	Six Months
Reconciliation of Adjusted EBITDA to Net Cash Provided	Ended	Ended
by Operating Activities and Unlevered Free Cash Flow	June 30, 2010	June 30, 2009

GDS segment adjusted EBITDA	317	334
GTA segment adjusted EBITDA	20	12
Reconciling item: Corporate and Unallocated costs	(22)	(31)

Adjusted EBITDA	315	315
Less:

Cash interest payments	(111)	(131)
Tax payments	(16)	(17)
Changes in working capital	53	(9)
FASA liability payments	(9)	(17)
Other non-operating and adjusting items	(28)	(7)

Net cash provided by operating activities	204	134

Add cash interest payments	111	131
Less capital expenditures	(136)	(19)

Unlevered free cash flow	179	246

Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for; measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools available to management when evaluating the results of Travelport. The Adjusted EBITDA measure is a defined term within our credit agreement and bond indentures. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratio under our credit agreement covenants. This ratio compares our Adjusted EBITDA for the last twelve months, including the impact of cost savings and synergies, to our consolidated net debt and is known as our Leverage Ratio. We are currently in compliance with our Leverage Ratio. A breach of this covenant could result in a default under the senior secured credit agreement and the indentures governing our notes.
Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within our Statements of Cash Flows. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and our ability to meet its current and future financing and investing needs.
References to constant currency are based upon retranslating non-US dollar amounts from the prior period to the current period’s average exchange rates.

TRAVELPORT LIMITED
Operating Statistics
(unaudited)

	Three Months Ended June 30,
	2010	2009	Change	% Change
GDS (segments in millions)
Americas segments	44.6	43.5	1.1	3%
International Segments
Europe	20.7	19.9	0.8	4%
Middle East and Africa	10.6	10.7	(0.1)	(1)%
Asia Pacific	14.0	11.9	2.1	18%

Total Segments	89.9	86.0	3.9	5%

GTA
Total Transaction Value (millions)	$482	$407	$75	18%
Room nights (millions)	2.9	2.4	0.5	20%

	Six Months Ended June 30,
	2010	2009	Change	% Change
GDS (segments in millions)
Americas segments	91.5	87.8	3.7	4%
International Segments
Europe	44.9	42.7	2.2	5%
Middle East and Africa	21.1	21.9	(0.8)	(4)%
Asia Pacific	28.2	24.0	4.2	17%

Total Segments	185.7	176.4	9.3	5%

GTA
Total Transaction Value (millions)	$808	$681	$127	19%
Room nights (millions)	5.2	4.5	0.7	16%